                                                                      EXHIBIT 20

CS FIRST BOSTON                                                          Page 1

                            AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                     August 1, 1996 through August 31, 1996

A. ORIGINAL DEAL PARAMETER INPUTS
(A) Original Total Portfolio                                                                              $40,005,810.14
                                                                                                                   90.00%
(C) Original Class A Certificate Balance                                                                  $36,005,229.12
(D) Class A Certificate Rate                                                                                        5.45%
(E) Class B Certificate Ownership Interest of the Trust                                                             6.00%
(F) Original Class B Certificate Balance                                                                   $2,400,348.60
(G) Class B Certificate Rate                                                                                        5.80%
(H) Original Class C Certificate Balance                                                                   $1,600,232.42
(I) Class C Certificate Rate                                                                                        0.00%
(J) Servicing Fee Rate                                                                                              3.50%
(K) Original Weighted Average Coupon (WAC)                                                                         20.20%
(L) Original Weighted Average Remaining Term (WAM)                                                                 51.66 months
(M) Number of Contracts                                                                                            3,332
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                              4.00%
    (ii)  Specified SA Balance                                                                             $1,600,232.41
    (iii) Floor Amount                                                                                        800,116.20

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                              Total Trust
                                                                                                               -----------
(A) Total Portfolio Outstanding                                                                           $32,681,421.30
(B) Total Portfolio Pool Factor                                                                                0.8169169
(C) Class A Certificate Balance                                                                           $29,413,279.17
(D) Class A Principal Factor                                                                                   0.8169169
(E) Class B Certificate Balance                                                                            $1,960,885.28
(F) Class B Principal Factor                                                                                   0.8169169
(G) Class C Certificate Balance                                                                            $1,307,256.86
(H) Spread Account Balance                                                                                  1,644,663.26
(I) Payahead Account Balance                                                                                  114,699.42
(J) Cumulative Accrued Servicing Fee Balance                                                                  651,566.86
(K) Cumulative Net Losses for All Prior Periods                                                             1,236,915.29
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                           20.15%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                   45.98 months
(N) Number of Contracts                                                                                            2,869

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                        $897,103.97
    (ii)  Interest Payments Received                                                                          507,156.79
    (iii) Repurchased Loan Principal                                                                                0.00
    (iv)  Repurchased Loan Interest                                                                                 0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                     64,782.28
(C) Amount Applied From Payahead Account                                                                            0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                           20.13%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                               45.06 months
(F) Remaining Number of Contracts                                                                                  2,786
(G) Delinquent Contracts
                                                                                  Contracts                    Amount
                                                                                  ----------   -------------------------------------
    (i)   30-59 Days Delinquent                                                       45          1.62%      $489,695.53       1.58%
    (ii)  60-89 Days Delinquent                                                        0          0.00%             0.00       0.00%
    (iii) 90 Days or More Delinquent                                                   0          0.00%             0.00       0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                               $373,554.74
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                  $742,534.73
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                      330,269.67
    (iii) Recoveries on Previously Liquidated Contracts                                                        38,710.32
(F) Number of Vehicles Repossessed During the Collection Period                                                       52
(G) Amount of Receivables Purchased Through Prefunding Account                                                     $0.00


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated February 1, 1996, and is correct, to the best of my knowledge.

                          Controller                                   09/10/96
/s/ Thomas R. Blend
- ------------------------------------                                  ----------
Signature                 Title                                       Date

                                                                      EXHIBIT 20

CS FIRST BOSTON                                                         Page 2

                            AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                     August 1, 1996 through August 31, 1996

I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                         $  897,103.97
(B) Interest Payments Received (C(A)ii)                                            507,156.79
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                       368,979.99
(D) Principal on Repurchased Contracts (C(A)iii)                                         0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                           0.00
                                                                                -------------
(F) Total Collections (A+B+C+D+E)                                               $1,773,240.75

                                                                                -------------
(H) Total Available Amount (F+G)                                                $1,773,240.75

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                         $  897,103.97
(B) Principal on Repurchased Contracts (C(A)iii)                                         0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                      742,534.73
                                                                                -------------
(D) Total Principal Reduction (A+B+C)                                           $1,639,638.70

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                          $  133,585.31
    (ii)  Monthly Principal to Class A (II(D)*A(B))                              1,475,674.83
                                                                                -------------
    (iii) Total Distributable Amount (i+ii)                                     $1,609,260.14

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                          $    9,477.61
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                 98,378.32
                                                                                -------------
    (iii)  Total Distributable Amount (i+ii+iii)                                $  107,855.93

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                          $        0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                          65,585.55
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                    (104,781.68)
                                                                                -------------
    (iv)  Total Distributable Amount (i+ii+iii)                                   ($39,196.13)

(H) Servicing Fee Distributable Amount (A(J)*B(A)                               $   95,320.81

(I) Required Distributions
    (i)   Servicing Fee                                                         $   95,320.81
    (ii)  Class A Amount (II(E)iii)                                              1,609,260.14
    (iii) Class B Amount (II(F)iii)                                                107,855.93
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                            0.00
    (v)   Amount Applied to Accrued Servicing Fee                                        0.00
    (vi)  Class C Amount (VI(A))                                                         0.00
    (vii) Excess Collections (VI(B))                                                     0.00
                                                                                -------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                       $1,812,436.88

(J) Amount of Draw from SA (IV(B)+IV(C))                                        $   39,196.13


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                             $  114,699.42
(B) Amounts Applied to Payahead Account (C(B))                                      64,782.28
(C) Amounts Withdrawn from Payahead Account (C(C))                                       0.00
(D) Ending Period Balance                                                       $  179,481.70

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                    Begin. of Period            End of Period
                                                    ----------------            -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                        $32,681,421.30             $31,041,782.60
    (ii)   Total Pool Factor                              0.8169169                  0.7759319
    (iii)  Receivables Balance                        32,681,421.30              31,041,782.60

    (v)    Class A Certificate Balance               $29,413,279.17             $27,937,604.34
    (vi)   Class A Principal Factor                       0.8169169                  0.7759319
    (vii)  Class B Certificate Balance               $ 1,960,885.28             $ 1,862,506.96
    (viii) Class B Principal Factor                       0.8169169                  0.7759319
    (ix)   Class C Certificate Balance               $ 1,307,256.86             $ 1,241,671.31

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                       20.15%                     20.13%
    (ii)  Weighted Average Remaining Maturity (WAM)           45.98 months               45.06 months
    (iii) Remaining Number of Contracts                       2,869                      2,786

                                                                      EXHIBIT 20

CS FIRST BOSTON                                                        Page 3

                            AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                     August 1, 1996 through August 31, 1996

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")
(A) Beginning SA Balance (B(H))                                                                           $1,644,663.26

(B) Draw for Class A Distributable Amount and Servicing Fee                                                        0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                     39,196.13
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                         0.00
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                       -------------

(E) SA Balance Prior to Release (IV(A-B-C+D))                                                             $1,605,467.13

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                            $2,328,133.70

(G) Ending Spread Account Balance (Min(E,F))                                                              $1,605,467.13

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                        $        0.00

(B) Excess Collections Distribution to Class C Certificateholder                                          $        0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                           $  373,554.74
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $  742,534.73
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            330,269.67
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                             38,710.32
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                    1,610,470.03

(D) Delinquent and Repossessed Contracts
                                                                                    Contracts            Amount
                                                                                    ---------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                                    45  1.62%     $   489,695.53     1.58%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                    0  0.00%               0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                              0  0.00%               0.00     0.00%
    (iv)  Vehicles Repossessed During the Collection Period  (D(E))                        52  1.87%         608,501.21     1.96%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE

(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                                       7.32%
    (ii)  Preceeding Collection Period                                                                              9.78%
    (iii) Current Collection Period                                                                                13.72%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                      10.27%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More and the Balance of Contracts
    Repossessed and not Charged-off to the Outstanding Pool Balance as of Each Collection Period.

    (i)   Second Preceeding Collection Period                                                                       2.42%
    (ii)  Preceeding Collection Period                                                                              2.61%
    (iii) Current Collection Period                                                                                 1.96%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                       2.33%

(C) Loss and Delinquency Trigger Indicator                                                          Trigger Was Hit!!

(D) Unpaid Servicing Fee                                                                                  $          0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                       $    651,566.86

                                                                      EXHIBIT 20
                                                                          Page 4

                          AFG Receivables Trust, 1996-A
                        5.45% Asset Backed Certificates
                     Statement to Class A Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                     Agreement dated as of February 1, 1996)

Distribution Date:       September 16, 1996

Collection Period:       August 1, 1996 through August 31, 1996

Period (Month)                       7

Distribution Allocable to Principal (per $1,000 of beginning principal balance)             $          50.17

Distribution Allocable to Interest (per $1,000 of beginning principal balance)              $           4.54

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                         $  31,041,782.60

Total Available Amount                                                                      $   1,773,240.75

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)             $           3.24

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                           $           2.92

Unpaid Servicing Fee                                                                        $           0.00

Ending Cumulative Accrued Servicing Fee Balance                                             $     651,566.86

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                    $           0.00

Class A Principal Carryover Shortfall                                                       $           0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date        $           0.00

Class A Interest Carryover Shortfall                                                        $           0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date         $           0.00

Class A Certificate Factor as of the Distribution Date                                             0.7759319

Class A Certificate Balance as of the Distribution Date                                     $  27,937,604.34

Class B Certificate Factor as of the Distribution Date                                             0.7759319

Class B Certificate Balance as of the Distribution Date                                     $   1,862,506.96

Class C Certificate Balance as of the Distribution Date                                     $   1,241,671.31

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                               $           0.00

Balance of the Spread Account on the Distribution Date                                      $   1,605,467.13

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                      $     (39,196.13)

Balance of the Payahead Account                                                             $     179,481.70

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                      $      64,782.28

The Number of accounts past due 30-59, 60-89 and over 90 days or in repossession                          97

The Aggregate Principal Outstanding of accounts past due 31-60, 61-90 and over 90 days or
  in repossession                                                                           $   1,098,196.74

                                                                      EXHIBIT 20
                                                                          Page 5

                            AFG 1996-A Grantor Trust
                        5.80% Asset Backed Certificates
                     Statement to Class B Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                     Agreement dated as of February 1, 1996)

Distribution Date:   September 16, 1996

Collection Period:   August 1, 1996 through August 31, 1996

Distribution Allocable to Principal (per $1,000 of beginning principal balance)             $             50.17

Distribution Allocable to Interest (per $1,000 of beginning principal balance)              $              4.83

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                         $     31,041,782.60

Total Available Amount                                                                      $      1,773,240.75

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)             $             48.61

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                           $              2.92

Unpaid Servicing Fee                                                                        $              0.00

Ending Cumulative Accrued Servicing Fee Balance                                             $        651,566.86

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                    $              0.00

Class B Principal Carryover Shortfall                                                       $              0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date        $              0.00

Class B Interest Carryover Shortfall                                                        $              0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date         $              0.00

Class A Certificate Factor as of the Distribution Date                                                0.7759319

Class A Certificate Balance as of the Distribution Date                                     $     27,937,604.34

Class B Certificate Factor as of the Distribution Date                                                0.7759319

Class B Certificate Balance as of the Distribution Date                                     $      1,862,506.96

Class C Certificate Balance as of the Distribution Date                                     $      1,241,671.31

The amount otherwise distributable to the Class B
  Certificateholders or the Class C Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                               $              0.00

Balance of the Spread Account on the Distribution Date                                      $      1,605,467.13

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                      $        (39,196.13)

Balance of the Payahead Account                                                             $        179,481.70

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                      $         64,782.28

The Number of accounts past due 31-60, 61-90 and over 90 days or in repossession                             97

The Aggregate Principal Outstanding of accounts past due 31-60, 61-90 and over 90 days or
  in repossession                                                                           $      1,098,196.74